UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2018 (December 15, 2018)

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(323) 694-9800

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Principal Financial Officer

On December 19, 2018, Social Reality, Inc., (the “Company”) announced that in connection with Michael Malone’s employment, the Company entered into an at-will employment agreement dated December 15, 2018 (the “Employment Agreement”) to be effective January 2, 2019 (the “Effective Date”).

Michael Malone, age 37, has over fourteen (14) years of experience in corporate finance in public and private companies. From 2014 until December 2018, he served as Vice President Finance of Westwood One, LLC, a subsidiary of Cumulus Media, Inc. (NYSE: CMLS”), an audio broadcast network in New York. Prior to that, from January 2013 through June 2014, he served as Finance Director / Controller for Cumulus Media Network’, audio broadcast network in Georgia, until its merger with Westwood One, LLC. Prior to that from 2012 to 2013, he worked as Director of Internal Auditing of Cumulus Media from. He holds a BA in accounting from Monmouth College.

There is no arrangement or understanding between Mr. Malone and any other person pursuant to which Mr. Malone was selected as the Company’s chief financial officer. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Malone has a direct or indirect material interest. There are no family relationships between Mr. Malone and any of the directors or officers of the Company or any of its subsidiaries.

Employment Contract

Pursuant to the terms of the Employment Agreement, Mr. Malone will receive an annual base salary of $200,000 (“Base Salary”), and an annual bonus of $100,000 based on the Company making timely filings of its annual and quarterly reports with the Securities Exchange Commission. In addition, we granted Mr. Malone an option to purchase 100,000 shares of Class A Common Stock (“Option Grant”). The Option Grant has a gran date of December 15, 2018, an exercise price of $2.56 per share, a term of three (3) years, and vests on a quarterly basis over a three (3) year period from the Effective Date. Mr. Malone will also be eligible to participate in the Company’s medical and other benefit programs which are provided to other executives of the Company.

Pursuant to the Employment Agreement, if the company terminates Mr. Malone’s employment without cause, the Company will be obligated to pay Mr. Malone a one-time lump sum payment of two (2) months of his Base Salary.

In addition, pursuant to the Employment Agreement, the Company will reimbursement Mr. Malone for up to $20,000 in expenses incurred for moving and temporary living arrangements within the first sixty (60) days following the Effective Date.

The foregoing summary is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached to this report as Exhibit 10.01.

On December 19, 2018, the Company issued a press release announcing Mr. Malone’s appointment, a copy of which is attached to this report as Exhibit 99.01.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
10.01	Michael Malone Employment Agreement
99.01	Press Release dated December 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2018

Social Reality, Inc.

By:	/s/ Christopher Miglino
Christopher Miglino Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.01	Michael Malone Employment Agreement
99.01	Press Release dated December 19, 2018